Exhibit 10.22

SUMMARY OF CASH COMPENSATION

FOR DIRECTORS OF

WORTHINGTON INDUSTRIES, INC.

On May 19, 2006, the Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) recommended and on May 20, 2006, the Board approved the following changes to the cash compensation for non-employee directors of the Company, effective June 1, 2006. Non-employee Directors of Worthington Industries, Inc. (the “Company”) receive the following cash compensation. Directors who are employees of the Company receive no additional compensation for serving as members of the Board or as members of Board committees. Directors are reimbursed for out-of-pocket expenses incurred in connection with their serving as directors, including travel expenses.

	Prior	New
Annual Retainer:	$ 35,000	$ 45,000

Attendance at a Board Meeting:	$ 1,500	$ 1,500
(including telephonic meetings)

Audit Committee Chair
(Annual Retainer):	$ 10,000	$ 10,000

Committee Chair Other Than Audit
(Annual Retainer):	$ 5,000	$ 7,500

Attendance at a Board / Committee Meeting:
(including telephonic meetings)	$ 1,000	$ 1,500

E-7